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                                        September 16, 1996




          The West Company, Incorporated
          101 Gordon Drive
          Lionville, PA  19341

               Re:  The West Company, Incorporated (the  Company )
                    Long-Term Incentive Plan Form  S-8 Registration Statement

          Gentlemen:

               This  opinion  is being  delivered  in  connection with  the
          preparation  of  a  Registration   Statement  on  Form  S-8  (the
           Registration  Statement ) being  filed  with the  Securities and
          Exchange Commission under the Securities Act of 1993, as amended, relating to the offering of up to 800,000 shares (the Shares ) of its Common Stock, par value $0.25 per share, pursuant to the Company s Long-Term Incentive Plan (the Plan ).

               I have examined the Plan and such corporate records and other documents and matters as I have considered appropriate to enable me to give this opinion. Based on the foregoing, it is my opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan, will be validly issued, fully paid and non-accessible. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ John R. Gailey III
                                        ----------------------------------
                                        John R. Gailey III
                                        Vice President, General Counsel
                                        and Secretary


          JRG/cbd